UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 29, 2007

GigaBeam Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-50985	20-0607757
(Commission File Number)	(IRS Employer Identification No.)

470 Springpark Place, suite 900, Herndon, VA  20170
(Address of Principal Executive Offices) (Zip Code)

(703) 378-0099
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01  Entry into Material Definitive Agreement

In connection with his resignation from the Board of Directors, Mr. David A. Buckel entered into a Letter Agreement with the Company effective March 29, 2007 (the “Letter Agreement”) to provide strategic development activities services until January 7, 2009 (the “Consulting Period”). Under the terms of the Letter Agreement, the Company agreed to pay Mr. Buckel $18,250 in deferred and unpaid fees in connection with his service on the Board of Directors and its three committees prior to his resignation. Mr. Buckel’s options to purchase 45,000 shares of common stock of the Company granted October 14, 2005 and 25,000 shares of common stock of the Company granted January 5, 2006 will continue to vest during the term of the Consulting Period and remain exercisable in accordance with the Company’s 2004 Stock Option Plan.

Item  5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to a Letter Agreement with the Company, Mr. David A. Buckel resigned from the Company’s Board of Directors, effective March 29, 2007. Mr. Buckel served as Chairman of the Company’s Audit Committee and was a member of the Company’s Compensation Committee and Nominating and Corporate Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GigaBeam Corporation
(Registrant)

By:	/s/ Louis S. Slaughter
Louis S. Slaughter
Chairman and Chief Executive Officer
Date: April 4, 2007